UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2017

CENTURY COMMUNITIES, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-36491	68-0521411
(Commission File Number)	(I.R.S. Employer Identification Number)

8390 East Crescent Parkway, Suite 650 Greenwood Village, Colorado	80111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 770-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On April 10, 2017, Inspire Home Loans Inc. (“Inspire”), a Delaware corporation and an indirect wholly-owned subsidiary of Century Communities, Inc. (“Century Communities”), entered into a Master Repurchase Agreement (the “Master Repurchase Agreement”) with Branch Banking and Trust Company, as the buyer thereunder (the “Buyer”).

The Master Repurchase Agreement provides Inspire with a revolving mortgage loan repurchase facility of up to $25 million (the “Repurchase Facility”). The primary purpose of the Repurchase Facility is to provide financing and liquidity to Inspire by facilitating purchase transactions in which Inspire transfers eligible loans to the Buyer, against the transfer of funds by the Buyer, subject to a simultaneous agreement by the Seller to repurchase from the Buyer such eligible loans (i) upon written notice to the Buyer by the Seller, (ii) on a prescribed date in the future, (iii) upon the occurrence of prescribed events, or (iv) on the Termination Date (as defined below). The purchase transactions are based on and subject to the terms and conditions set forth in the Master Repurchase Agreement.

The maximum aggregate amount of the Buyer’s commitment to fund purchase transactions under the Repurchase Facility is $25 million (the “Commitment”), subject to certain sublimits. The Repurchase Facility and the Buyer’s Commitment thereunder expires on the earlier of (i) April 9, 2018, and (ii) the date when the Buyer’s Commitment is terminated pursuant to the Master Repurchase Agreement or by operation of law (the “Termination Date”). Amounts outstanding under the Repurchase Facility are not guaranteed by Century Communities or any of its subsidiaries that guarantee Century Communities’ senior notes.

The Master Repurchase Agreement contains various affirmative and negative covenants applicable to Inspire that are customary for arrangements of this type. The negative covenants include, among others, certain limitations on transactions involving the incurrence of debt, the creation of liens upon any of Inspire’s properties, assets or revenues, and mergers or other fundamental changes. Additional covenants include compliance with quantitative thresholds related to: (i) Adjusted Tangible Net Worth, (ii) Leverage Ratio, (iii) Current Ratio, (iv) Minimum Liquidity, and (v) Net Income, each of which is defined in the Master Repurchase Agreement.

The foregoing summary of the Master Repurchase Agreement and the Repurchase Facility does not purport to be complete and is qualified in its entirety by reference to the complete terms of the Master Repurchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 (“Entry into a Material Definitive Agreement”) is hereby incorporated into this Item 2.03 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
10.1	Master Repurchase Agreement, dated as of April 10, 2017, by and between Inspire Home Loans Inc. and Branch Banking and Trust Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 13, 2017	CENTURY COMMUNITIES, INC.

	By:	/s/ David Messenger
Name: David Messenger
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Master Repurchase Agreement, dated as of April 10, 2017, by and between Inspire Home Loans Inc. and Branch Banking and Trust Company.